
                                                                                                     EXHIBIT 11.1
UNIFIED FINANCIAL SERVICES, INC.
EARNINGS PER SHARE CALCULATION



                                                         SIX MONTHS ENDED                  THREE MONTHS ENDED
                                                             JUNE 30,                           JUNE 30,
                                                   -----------------------------      ----------------------------
                                                      2002              2001              2002           2001
                                                   -----------       -----------      -----------      -----------

INCOME AVAILABLE TO COMMON STOCKHOLDERS
     Net loss....................................$    (870,963)  $      (37,632)  $      (863,916)$     (273,478)
                                                    -----------      -----------     ------------     -----------

CALCULATION OF COMMON STOCK
     Common shares outstanding at beginning
        of period................................    2,877,634         2,880,028         2,877,634      2,880,028
                                                   -----------       -----------       -----------      ---------
     Acquisition of shares during period.........       18,662                --            18,662             --
                                                   -----------       -----------       -----------      ---------
        Common shares used in basic calculation..    2,858,972         2,880,028         2,858,972      2,880,028
                                                   -----------       -----------       -----------      ---------

     Common stock equivalent of dilutive options.           --                --                --             --
                                                   -----------       -----------       -----------      ---------
        Common shares used in fully diluted
          calculation............................    2,858,972         2,880,028         2,858,972      2,880,028
                                                   -----------       -----------       -----------      ---------

LOSS PER SHARE
--------------
     Basic....................................... $      (0.30)     $      (0.01)     $      (0.30)   $    (0.09)
                                                  ============       ===========       ============    ==========
     Fully diluted............................... $      (0.30)     $      (0.01)     $      (0.30)   $    (0.09)
                                                  ============       ===========       ============    ==========
